EXHIBIT 10.22

                          EXCLUSIVE ADVISORY AGREEMENT

     THIS AGREEMENT (the "Agreement") dated as of May 18, 2004, by and between NS8 Corporation and its subsidiaries (the "Company"), and Maximum Ventures, Inc. (the "Advisor.")

                              W I T N E S S E T H:

          WHEREAS, the Company desires to retain the Advisor and the Advisor desires to be retained by the Company pursuant to the terms and conditions hereinafter set forth:

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

     SECTION  1.  Retention.
                  ---------

     (a) The Company hereby retains the Advisor on an exclusive basis to perform the services set forth in Section 1 (b) below during the one (1) year period, which shall be renewable upon written agreement of the parties for additional six-month periods (the initial one-year period and any renewals thereof, the "Term"), commencing on the date hereof, and the Advisor hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. During the Term, the Advisor shall report directly to the CEO of the Company unless the Board of Directors of the Company designates another senior officer in place of the CEO to perform that function.

     (b) The Advisor shall serve as a business advisor to the Company and render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities including, without limitation, the following:

     (i) Study and review of the business, operations, and historical financial performance of the Company (based upon management's forecast of financial performance) so as to enable the Advisor to provide advice to the Company;

     (ii) Assist the Company in attempting to formulate the best strategy to meet the Company's working capital and capital resource needs;

     (iii) Assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company;

     (IV) ASSIST IN THE PRESENTATION TO THE BOARD OF DIRECTORS OF THE COMPANY OF ANY PROPOSED TRANSACTION;

     (V) ADVISE THE COMPANY IN THE PREPARATION OF PRESS RELEASES AND OTHER COMMUNICATIONS WITH THE FINANCIAL AND INVESTMENT COMMUNITIES;


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     (vi)     Assist the Company in its efforts to have its securities listed on a nationally listed stock exchange by analyzing the quantitative and qualitative requirements as required by any exchange, including but not limited to (A) net tangible assets or market capitalization or shareholders equity or net income, (B) public float of the Company's common stock, (C) market-makers,
(D) shareholders, (E) corporate governance requirements, (F) independent directors, (G) audit and compensation committees and (H) assist, where necessary, in an effort to enable the Company to obtain an exchange listing and to be in a position to remain continuously listed thereafter; and

     (vii) Introduce the Company to potential lenders of funds as well as to potential investors (whether such investment is in the form of debt and/or equity financing or some combination thereof). Currently, Maximum Ventures Inc. has introduced Cornell Capital Group, who has provided term sheets for funding ("Cornell Funding").

     SECTION  2.     Compensation.
                     ------------

     (a) If the Advisor introduces the Company to any provider of an equity financing (the "Equity Financing") which the Company closes, the Company shall pay the Advisor a fee consisting of (i) cash in an amount equal to ten percent (10%) of the total gross cash proceeds of the Equity Financing and (ii) warrants to purchase such number of shares of the Company's common stock (the "Common Stock") as shall equal ten percent (10%) of the shares of the Common Stock issued or to be issued upon conversion and/or exercise in the Equity Financing on a post-financing, fully-diluted basis at an exercise price of $0.01 per share and exercisable, in whole or in part, during the five (5) year period commencing on the issuance date of such warrants (the "Warrant Fee"). This Section 2(a) does not apply to the current Cornell Funding.

     (b) If the Advisor introduces the Company to any merger candidate or facilitates a merger or acquisition with a public or private company (the "Merger"), which the Company closes, the Company shall pay the Advisor a fee consisting of (i) cash in an amount equal to ten percent (10%) of the total gross cash proceeds of the Merger and (ii) a Warrant Fee equal to ten percent (10%) of the shares of the Common Stock issued or to be issued upon conversion and/or exercise in the Merger on a post-financing, fully-diluted basis. The Warrant Fee, at the option of the Advisor, may be paid for in cash or by an exchange as a "cashless exercise." In the event the Company is not the surviving entity of the Merger, then the Warrant Fee shall be issued and convertible into the common stock of such surviving entity.

     (c) If the Advisor introduces the Company to sources (individually, the "Advisor Source") who provide any of the following capital related instruments for the Company (each a "Transaction"), the Company shall pay the Advisor a cash fee at closing based upon the total face value of the Transaction in accordance with the following schedule: (i) ten percent (10%) of any and all consideration received by the Company in any convertible preferred and/or debt financing; (ii) six percent (6%) of any debt instrument not convertible into equity; (iii) three percent (3%) of any revolving credit line; (iv) two percent (2%) of any credit enhancement instrument, including on an insured or guaranteed basis; and (v) ten percent (10%) of any revenue-producing contract, fee-sharing arrangement, or similar agreement. This obligation shall survive for a period of three (3) years from the date of execution of the agreement for each Transaction.

     (d) In the event the Company closes a Transaction with a third-party agent, but not with an Advisor Source, that is entitled to earn a fee in connection with the Transaction (and therefore, such investors are not included on Schedule A), the Company may enter into such transaction provided, however, that Advisor shall be entitled to receive the greater of one half (1/2) of the total of any and all fees paid to aforesaid third-party agent or the fee Advisor would have earned if Advisor had introduced the Transaction through an Advisor Source. Notwithstanding the foregoing provisions of this Section 2 (d), the Advisor acknowledges and agrees that the Company has certain existing contacts for opportunities relating to mergers, acquisitions, strategic alliances, financing and investment in respect of the Company and its business that are independent of the Advisor and pre-date this Agreement (collectively, the "Company's Contacts"). The Company's Contacts on the date of this Agreement are


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listed  in  Schedule  B annexed hereto and made a part hereof.  Accordingly, the
Advisor acknowledges and agrees that with respect to the Company's Contacts listed in Schedule B and any merger, acquisition, strategic alliance, financial or investment transaction of any nature or kind whatsoever (or transactions of a similar nature or purpose) that might arise there from, are specifically excluded from this Agreement and the Company will not have any obligations to the Advisor whatsoever in respect of any of the Company's Contacts or any of their respective opportunities notwithstanding any other provision of this Agreement. For the purpose of this Agreement, the shareholders of the Company at the date of this Agreement shall be deemed to be Company's Contacts notwithstanding that such shareholders are not expressly listed in Schedule B.

     (e) Each Advisor Source introduced to the Company under Section 2 (c) on the date of this Agreement shall be listed in Schedule A annexed hereto and made a part hereof. Subsequent to the date of this Agreement and immediately upon the Advisor's introduction of an Advisor Source to the Company, the Advisor shall amend Schedule A to include each additional Advisor Source and deliver such amended Schedule A to the Company and the Escrow Agent within ten (10) days of such introduction.

     (f) Company shall upon signing of the Agreement, immediately issue to Advisor warrants to purchase such number of shares of the Company's common stock (the "Common Stock") as shall equal four and 99/100ths percent (4.99%) of the shares of the Common Stock issued and outstanding on a fully-diluted basis. These warrants shall have an exercise price of two dollars $2.00 per share and exercisable, in whole or in part, during the five (5) year period commencing on the issuance date of such warrants.

(g)            Except  as  otherwise  provided  for  herein:

     (i) All fees due to the Advisor hereunder shall have no offsets, are non-refundable, non-cancelable and shall be free and clear of any and all encumbrances.

     (ii) All cash fees due the Advisor hereunder shall be paid to the Advisor immediately upon closing of any Equity Financing, Merger, and Transaction (collectively, the "Fee Transaction") by wire transfer of immediately available funds from the proceeds of the Fee Transaction, either directly or from the formal or informal escrow arrangement established for the Fee Transaction (collectively, the "Closing Agent"), pursuant to the written wire transfer instructions of the Advisor to the Closing Agent.

     (iii) All securities fees due the Advisor hereunder shall be made via DTC or the DWAC system, or by certified certificates, as applicable, and shall be delivered to the Advisor from the Closing Agent immediately upon closing of any Fee Transaction.

          (iv) All securities fees due the Advisor hereunder shall be duly issued, fully-paid (exclusive of warrants or options) and non-assessable and shall be in the same form, with the same terms and conditions as the securities provided to the Company pursuant to any Fee Transaction.

          (v) All fees due the Advisor hereunder shall be paid in shares of the Common Stock and warrants and/or options to purchase shares of the Common Stock (collectively, the "Registerable Stock") shall be duly issued, fully-paid (exclusive of warrants or options), non-assessable. Notwithstanding anything otherwise contained herein, the Company agrees that it shall provide piggyback registration rights and register the Registerable Stock, on Form SB-2, S-3, S-4 or similar registration statement and in compliance with any and all federal and state securities laws, in the name(s) of and to the account(s) designated by the Advisor. The Advisor agrees to pay all costs associated with registering the Registerable Stock for resale.

     (h) The Company authorizes and directs the Closing Agent to distribute directly or from escrow any and all fees due the Advisor hereunder. The Company


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agrees  that such fees and the manner of payment and delivery as herein provided shall  be  included  in  the  documentation  of  any  Fee  Transaction.

          SECTION  3.     Expenses.  The Company shall reimburse the Advisor for
                          --------
all out-of-pocket expenses incurred by the Advisor in connection with its duties hereunder, including but not limited to the Advisor's due diligence activities with respect to the Company. Any such expenses shall require the prior written approval of the Company and shall be evidenced by written documentation prior to reimbursement. Reimbursement by the Company to the Advisor will be made within thirty (30) days of the Company's receipt of said documentation.

     SECTION  4.     Termination Fee. Provided that the Advisor is proceeding in
                     ----------------
good faith at all times, the Company warrants that it will not terminate this Agreement for any reason unless such termination is made pursuant to Section 5 of this Agreement. The Company also warrants that it will not terminate, cancel or rescind any agreements, term sheets or letters of intent pursuant to any Equity Financing, Merger, Transaction or Other Transaction the Company enters into that was facilitated by the Advisor unless such cancellation is made pursuant to pertinent "out clauses" of those respective documents ("Just Cause"). In the event the Company elects not to proceed with a Equity Financing, Merger, Transaction or Other Transaction that was facilitated by the Advisor without just cause, the Company shall immediately pay to the Advisor a termination fee equal to fifty percent (50%) of the total fees that would have been paid to the Advisor had the transaction been effected.

     SECTION  5.  Termination.  This  Agreement  and  the  Advisor's  engagement
                  -----------
hereunder shall not be terminated by Company under any circumstances nor for any reason whatsoever, unless all compensation due to Advisor pursuant to Section 2 above has been distributed to the Advisor from the Closing Agent. Subject to the foregoing provisions of this Section 5, this Agreement and the Advisor's engagement hereunder may be terminated by Company during the Term or any extention thereof without cause upon thirty (30) days written notice. The Company agrees that in the event a transaction is consummated during the Term of this Agreement or during the Residual Period with any party (or any other party
                             ---------------
formed by or affiliated with such party identified to and approved by the Company) identified by Advisor and included on Schedule A annexed hereto, or which completes a transaction provided by an agreement in principle or a definitive agreement which is entered into during the Term of this Agreement or during the Residual Period, then the Company shall pay to the Advisor, a transaction fee equal to the appropriate percentage specified Section 2 above.

For the purposes of this Agreement, the term "Residual Period" shall mean that period extending for 36 months after the earlier of (i) the date of the expiration of Advisor's engagement or (ii) the date of the termination of Advisor's engagement, as the case may be. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and the Company's obligations to pay fees accrued prior to the termination of this Agreement, and to reimburse expenses incurred prior to the termination of this Agreement and the Indemnification Provisions (as hereinafter defined) shall survive any such expiration or termination.

     SECTION  6.  Confidential  Information.  The Advisor agrees that during and
                  -------------------------
after the Term, it will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 7) (all of the foregoing is referred to herein as the "Confidential Information"). The Advisor agrees (a) not to use any such Confidential Information for himself or others; and (b) not to take any such material or reproductions thereof from the Company's facilities at any time during the Term except, in each case, as required in connection with the Advisor's duties hereunder.


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          Notwithstanding  the  foregoing, the parties agree that the Advisor is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) the Advisor's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as the Advisor and that, at all times, the Advisor is free to conduct any research relating to the Company's business but excluding any research or access to any confidential information or documents regarding the Company's technology and research and development activities.

     SECTION  7.  Ownership of Proprietary Information.  The Advisor agrees that
                  ------------------------------------
all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of the Company's business created, discovered, developed by the Company or any of its affiliates during the Term, and information relating to the Company's customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to make application for statutory protection. All the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company's Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).

SECTION  8.  Indemnification. The Company represents that all materials provided
             ---------------
or to be provided to the Advisor or any third party regarding the Company's financial affairs or operations are and shall be truthful and accurate and in compliance with any and all applicable federal and state securities laws. The Company agrees to indemnify and hold harmless the Advisor and its advisors, professionals and affiliates, the respective directors, officers, partners, members, managers, agents and employees and each other person, if any, controlling the Advisor or any of its affiliates to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorneys' fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by the Company, its agents or employees which relate to the scope of this Agreement and the performance of the services by the Advisor contemplated hereunder. The Advisor will indemnify and hold harmless the Company and the respective directors, officers, agents, affiliates and employees of the Company from and against all losses, claims damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of the Advisor. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or the Advisor, as applicable, of any loss, claim, damage or expense for which the Company or the Advisor, as applicable, may become liable pursuant to this Section 8. No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or the Advisor, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The scope of this indemnification between the Advisor and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

          The Company or the Advisor, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim.


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          The  rights  stated pursuant to this Section 8 shall be in addition to any rights that the Advisor, the Company, or any other person entitled to indemnification may have in common law or otherwise, including, but not limited to, any right to contribution.

          SECTION  9.  Notices.  Any  notice  or  other communication under this
                       -------
Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.


If  to  the  Company:          NS8  Corporation
                               200  -1311  Howe  Street
                               Vancouver,  BC  CANADA  V6Z  2P3
                               Telephone:  (604)  677-6994
                               Telecopy:   (604)  677-7011
                               Attention:  Mr.  Peter  Hogendoorn,  CEO

With  copies  to:              NS8  Corporation
                               Two  Union  Square
                               601  Union  Street,  Suite  4200
                               Seattle,  WA  98101
                               Attention:  Thomas  J.  Routt,  PhD,  President

     If  to  the  Advisor:     Maximum  Ventures,  Inc.
                               1175  Walt  Whitman  Road,  Suite  100
                               Melville,  NY  11747
                               Telephone:  (631)  424-9009
                               Telecopy:  (631)  424-9010
                               Attention:  Mr. Abraham "Avi" Mirman, President

          With  copies  to:    Gottbetter  &  Partners,  LLP
                               488  Madison  Ave.
                               New  York,  NY  10022
                               Telephone:     (212)  400-6900
                               Facsimile:     (212)  400-6901
                               Attention:  Mr.  Adam  S.  Gottbetter,  Managing
                               Partner


          SECTION  10.  Status of Advisor.  The Advisor shall be deemed to be an
                        -----------------
independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for on behalf of or represent the Company. This Agreement does not create a partnership or joint venture.

          SECTION 11.  Other Activities of Advisor.  The Company recognizes that
                       ---------------------------
the Advisor now renders and may continue to render financial consulting and other investment banking services to other companies that may or may not conduct business and activities similar to those of the Company. The Advisor shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

     SECTION  12.  Successors  and  Assigns.  This  Agreement  and  all  of  the
                   -------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may be assigned by the


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Advisor without the prior written consent of the Company. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of the Advisor, which consent shall not be unreasonably withheld.

     SECTION  13.  Severability  of  Provisions.  If  any  provision  of  this
                   ----------------------------
Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     SECTION  14.  Entire  Agreement;  Modification.  This  Agreement  and  the
                   --------------------------------
schedule hereto contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

     SECTION  15.  Non-Waiver.  The  failure  of  any  party  to insist upon the
                   ----------
strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith; and the said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     SECTION  16.  Remedies  For Breach.  The Advisor and Company mutually agree
                   --------------------
that any breach of Sections 2, 4, 5, 6, 7, 8 or 9 of this Agreement by the Advisor or the Company may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged party shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party's obligations under such Sections. In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies that may be available to it. The defaulting party shall pay all attorney's fees and costs incurred by the other party in enforcing this Agreement.

     SECTION  17.  Governing Law.  The parties hereto acknowledge that
                   -------------
the transactions contemplated by this Agreement bear a reasonable relation to the state of New York. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of New York without regard to such state's principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the state and/or federal courts situate in the county and state of New
York. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum.

Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described. Service of process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

     SECTION  18.  Headings.  The  headings  of  the  Sections  are inserted for
                   --------
convenience of reference only and shall not affect any interpretation of this Agreement.

          SECTION 19. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPART SIGNATURES, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH, WHEN TAKEN TOGETHER, SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT, IT BEING UNDERSTOOD THAT BOTH PARTIES NEED NOT SIGN THE SAME COUNTERPART. IN THE EVENT THAT ANY SIGNATURE IS DELIVERED BY FACSIMILE TRANSMISSION, SUCH SIGNATURE SHALL CREATE A VALID AND BINDING OBLIGATION OF THE PARTY EXECUTING (OR ON WHOSE BEHALF SUCH SIGNATURE IS EXECUTED) THE SAME WITH THE SAME FORCE AND EFFECT AS IF SUCH FACSIMILE SIGNATURE PAGE WERE AN ORIGINAL THEREOF.


                    [Signature  Page  Immediately  Follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement of nine (9) pages as of the day and year first written above.


                                                     NS8  CORPORATION


                                                     By:  /s/  Peter  Hogendoorn
                                                          ----------------------
                                                     Mr. Peter Hogendoorn, CEO



                                                     MAXIMUM  VENTURES,  INC.


                                                     By:  /s/  Chris  Kern
                                                          ----------------
                                                     Chris  Kern,  President